UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 9, 2010
Castle Brands Inc.
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700,
New York, New York	10168

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (646) 356-0200
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Under the Agreement and Plan of Merger (“Merger Agreement”), dated as of February 9, 2010, by and between Castle Brands Inc., a Delaware corporation (“Castle Delaware,” the “Company” or “we”), and Castle Brands (Florida) Inc., a Florida corporation and wholly-owned subsidiary of Castle Delaware (“Castle Florida”), effective as of February 9, 2010, Castle Delaware merged with and into Castle Florida, with Castle Florida being the surviving entity (the “Reincorporation”). As a result of the Reincorporation, the legal domicile of the surviving entity is now Florida.
In the Reincorporation, each outstanding share of common stock of Castle Delaware was automatically converted into one share of Castle Florida common stock and all options and other rights to acquire Castle Delaware common stock outstanding immediately prior to the reincorporation were automatically converted into options and rights to acquire the same number of shares of Castle Florida common stock. Shareholders are not required to exchange their existing stock certificates of Castle Delaware, which now represent the same number of shares of Castle Florida. Outstanding shares of Castle Florida common stock retain the same CUSIP number as the corresponding shares of Castle Delaware prior to the reincorporation, and Castle Florida common stock is listed on the NYSE Amex under the same symbol, “ROX”. The Reincorporation did not result in any material changes in our business, offices, assets, liabilities, obligations or net worth, or our directors, officers or employees. We continue to maintain our principal executive offices at 122 East 42nd Street, Suite 4700, New York, NY 10168. As a result of the Reincorporation, Castle Delaware ceased to exist as a separate legal entity.
As a result of the Reincorporation and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended, Castle Florida is the successor issuer to Castle Delaware and has succeeded to the attributes of Castle Delaware as the registrant. Castle Florida common stock is deemed to be registered under Section 12(b) of the Exchange Act, and Castle Florida is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the United States Securities and Exchange Commission, which we refer to as the SEC.
The foregoing description is intended to be a summary and is qualified in its entirety by reference to the Merger Agreement, Articles of Merger and Certificate of Merger, which are filed as Exhibits 2.1, 2.2 and 2.3 filed herewith and incorporated herein by reference.
Item 3.03 Material Modifications to Rights of Security Holders.
The disclosures set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K are incorporated herein by this reference. For a description of the differences between the rights of holders of Castle Delaware common stock and Castle Florida common stock, see the discussion under the heading “Proposal II-Reincorporation Via Merger in Florida” in the Definitive Proxy Statement on Schedule 14A, we filed with the SEC on December 30, 2009, which we refer to as our Proxy Statement.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with our reincorporation from Delaware to Florida as disclosed under Item 1.01 above, the articles of incorporation and by-laws of Castle Florida are now our new governing charter documents. Copies of the articles of incorporation and by-laws of Castle Florida are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 7.01 Regulation FD Disclosure.
On February 12, 2010, Castle Florida issued a press release announcing the results of its annual stockholder meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.
We held our annual meeting of stockholders on February 4, 2010.
ELECTION OF DIRECTORS
The following nominees were elected to serve as directors, each to hold office until his or her successor is elected and qualified, by the following vote:

Nominee	FOR	WITHHELD
Mark Andrews	73,509,080	87,001

John F. Beaudette	73,557,510	38,570

Henry C. Beinstein	73,557,740	38,340

Harvey P. Eisen	73,558,910	37,170

Phillip Frost, M.D.	73,554,210	41,870

Glenn L. Halpryn	73,559,040	37,040

Richard J. Lampen	73,553,218	42,862

Micaela Pallini	73,543,147	52,933

Steven D. Rubin	73,557,710	38,370

Dennis Scholl	73,555,918	40,162
REINCORPORATION IN FLORIDA
The vote to approve the Reincorporation was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
73,495,611	45,782	54,688	5,851,677
RATIFICATION OF APPOINTMENT OF EISNER LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The vote tabulation with respect to the ratification of the appointment of the independent registered public accounting firm for fiscal 2010 was as follows:

FOR	AGAINST	ABSTAIN
79,355,527	70,083	22,148
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are being filed (other than Exhibit 99.1, which is furnished and not filed) as part of this Current Report.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated February 9, 2010 between Castle Delaware and Castle Florida

2.2	Articles of Merger as filed with the State of Florida on February 9, 2010

2.3	Certificate of Merger as filed with the State of Delaware on February 9, 2010

3.1	Articles of Incorporation of Castle Florida (Incorporated by reference to Appendix D to our Proxy Statement.)

3.2	By-laws of Castle Florida (Incorporated by reference to Appendix E to our Proxy Statement.)

99.1	Press Release issued by Castle Florida on February 12, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.
February 12, 2010	By:	/s/ Alfred J. Small
		Name:	Alfred J. Small
		Title:	Senior Vice President and Chief Financial Officer